UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2019, Mateon Therapeutics, Inc. (the “Company”) entered into Employment Agreements and incentive compensation arrangements with each of its executive officers, including Dr. Vuong Trieu, the Chief Executive Officer; Dr. Fatih Uckun, the Chief Medical Officer; Dr. Chulho Park, its Chief Technology Officer; and Mr. Amit Shah, the Chief Financial Officer. Additional biographical information concerning each of these executives can be found in the Company’s Current Reports on Form 8-K, filed with the SEC on April 25, 2019 and June 5, 2019.

The Employment Agreements provide for annual base salaries for each year of the term, subject to review and adjustment by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (“Compensation Committee”) from time to time. Each Employment Agreement provides that the executive shall be eligible for an annual discretionary cash bonus expressed as a percentage the executive’s base salary, subject to their achievement of performance targets and goals established by the Board or the Compensation Committee.

The initial base salaries and discretionary cash bonus amounts have been set for the executives as follows:

Executive	Title	Initial Base Salary	Discretionary Bonus (% of Base)
Vuong Trieu	Chief Executive Officer	$450,000	50%
Fatih Uckun	Chief Medical Officer	$400,000	40%
Chulho Park	Chief Technology Officer	$350,000	40%
Amit Shah	Chief Financial Officer	$320,000	40%

Each of the Employment Agreements provides that the executive will receive only a portion of the base salary until the completion of a “Financing Event”, which is: (a) the closing of an equity or debt financing with gross proceeds equal to or greater than $4,000,000; (b) the execution of a licensing or collaboration agreement with an up-front payment equal to or greater than $4,000,000; or (c) any combination of (a) and (b) whereby the gross proceeds are equal to or greater than $4,000,000. Messrs. Trieu, Uckun and Park will be paid 50% of their base salary, and Mr. Shah shall receive 60% of his base salary until the completion of a Financing Event. Under the Employment Agreements, the base salary for each executive increases to 100% effective on the closing of the Financing Event and going forward thereafter.

The Employment Agreements provide for equity awards to each executive under the terms of the Mateon Inc. 2017 Equity Incentive Plan (the “Stock Plan”). Each Employment Agreement provides that the executive will receive a restricted stock grant of the Company’s common stock, par value $0.01 per share. The Company will compensate Messrs. Trieu, Uckun, Park and Shah for the taxes actually incurred on grant of the restricted shares. The restricted stock will vest fully on the one year anniversary of employment. The Employment Agreements also provide for grants of incentive stock options to purchase shares of the Company’s common stock under the Stock Plan. Such options were granted at an exercise price of $0.21 equal to the Fair Market Value (as defined in the Stock Plan) on the date of grant, and shall vest and become exercisable after one year of employment. Thereafter, each Employment Agreement contemplates that the executive will be eligible to receive a comparable annual grant of restricted shares or stock options as approved by the Board or Compensation Committee and which shall contain the customary terms and provisions of such grants generally to key executives under the Stock Plan.

The initial restricted stock grants and stock option grants have been set for the executives as follows:

Executive	Title	Restricted Stock (Shares)	Stock Options (Shares)
Vuong Trieu	Chief Executive Officer	209,302	313,953
Fatih Uckun	Chief Medical Officer	186,047	279,070
Chulho Park	Chief Technology Officer	162,791	244,186
Amit Shah	Chief Financial Officer	148,837	223,256

The Employment Agreements each have a term that continues until terminated by the Company or the executive. In the event that the Company terminates an executive for “Cause”, or an executive voluntarily resigns his employment, on termination the executive will be entitled to receive all accrued and unpaid base salary, any accrued and unused paid time off, and reimbursement of outstanding business expenses. If the Employment Agreements are terminated by the Company without “Cause” or the executive resigns for “Good Reason” (each as defined in the Employment Agreement) then the executive will be entitled to additional severance benefits including: (a) a lump sum payment equal to 12 months’ of the executive’s then current base salary (18 months in the case of Dr. Trieu); (b) accelerated vesting of all outstanding stock options and incentive compensation awards, and (c) insurance benefits or COBRA coverage for 12 months (18 months in the case of Dr. Trieu).in addition to payment of accrued and unpaid

The Employment Agreements also contain other customary terms and conditions, including covenants and restrictions related to contribution of intellectual property, confidentiality and non-solicitation.

The foregoing summary of the material terms of the Trieu, Uckun, Park and Shah Employment Agreements is qualified in its entirety by reference to the complete text of the Employment Agreements, a copy of which is filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this report incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description	Incorporation by reference
10.1	Employment Agreement dated August 23, 2019 between the Company and Dr. Vuong Trieu	Filed herewith
10.2	Employment Agreement dated August 23, 2019 between the Company and Dr. Fatih Uckun	Filed herewith
10.3	Employment Agreement dated August 23, 2019 between the Company and Dr. Chulho Park	Filed herewith
10.4	Employment Agreement dated August 23, 2019 between the Company and Mr. Amit Shah	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 29, 2019		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer